SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): July 14, 2005


                        CBL & ASSOCIATES PROPERTIES, INC.

             (Exact Name of Registrant as Specified in its Charter)

         Delaware                        1-12494                  62-154718
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
      Incorporation)                                         Identification No.)

           Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421 (Address of principal executive office, including zip code)

                                 (423) 855-0001
              (Registrant's telephone number, including area code)

                                       N/A
              (Former name, former address and former fiscal year,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

         On July 14, 2005, CBL & Associates Properties, Inc. (the "Company") borrowed an additional $175.0 million under the $400 million unsecured credit facility between the Company and a group of banks led by Wells Fargo Bank.

         This advance, which brought the Company's total outstanding indebtedness under the facility to $176.0 million, was used to finance the cash purchase price for the acquisition of The Mall of Acadiana, which is described in Item 8.01 below.

         The facility, which matures on August 27, 2006, has three one-year extension options at the Company's election and bears interest based on leverage in the range of 100 to 145 basis points over LIBOR. The Company may prepay advances under the credit facility at any time without premium or penalty, and pays a facility fee on the unused portion of the commitment under the credit facility and certain other fees. If at any time the total outstanding advances exceed the total committed amount, the Company may be required to repay the excess advances.

         So long as no event of default exists, the Company has the right to request increases in the aggregate amount of the commitment provided that the aggregate commitment shall not exceed $500 million. The credit facility contains, among other restrictions, certain financial covenants including the maintenance of certain financial coverage ratios and minimum net worth requirements. The credit facility includes usual and customary events of default for facilities of this nature (with applicable customary grace periods) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts outstanding under the credit facility may be accelerated and the lenders' commitments may be terminated.

         The credit facility agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K dated August 27, 2004.

Item 8.01   Other Events

         On July 14, 2005, the Company acquired The Mall of Acadiana in Lafayette, LA, from Lafayette Associates for a total cash consideration of $175.3 million, including estimated closing costs. Based on income in-place, the initial cap rate on this transaction was 6.1%.

         The Company has also entered into an agreement to acquire 14.62 acres located adjacent to the mall for approximately $3.2 million. The Company has also entered into an option agreement to purchase an additional 14.32 acres for approximately $3.2 million. The Company plans to use the land for the future development of an associated center or lifestyle wing.

         The press release issued by the Company announcing this acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired

     Not applicable

(b)      Pro Forma Financial Information

     Not applicable

(c)      Exhibits

99.1 Press Release - CBL & Associates Properties Acquires Super-Regional Mall In Lafayette, Louisiana

                                                               SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CBL & ASSOCIATES PROPERTIES, INC.


                                                /s/ John N. Foy
                                    --------------------------------------
                                                 John N. Foy
                                                Vice Chairman,
                                     Chief Financial Officer and Treasurer
                                    (Authorized Officer of the Registrant,
                                        Principal Financial Officer and
                                          Principal Accounting Officer)




Date: July 14, 2005